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                                                                    Exhibit 3(b)


                                  LESCO, INC.

                CODE OF REGULATIONS UPDATED THROUGH MAY 18, 1994
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                                    AMENDED
                              CODE OF REGULATIONS
                                       OF
                                  LESCO, INC.


                                   ARTICLE I


                            Meetings of Shareholders

     Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date within five (5) months after the end of each fiscal year of the Corporation as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

     Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty
(60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

     Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

     Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that in no case shall such quorum be less than 33-1/3 percent of the outstanding shares of the voting common shares of the Corporation; and further provided, however, that no action required by law or by the
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Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

     Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

     If a record date shall not be fixed, the record date for the determination or shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 7. Proxies. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.


                                   ARTICLE II

                                   DIRECTORS

     Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be nine. The number of directors may be fixed or changed at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. In addition, the directors, by the vote of a majority of the directors then in office, may fix or change the number of directors, except that after the number of directors has been fixed by the shareholders, the directors may not increase or decrease

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that number by more than two (2). No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director. If the directors increase the number of directors, the directors, acting by the vote of a majority of directors then in office, may fill any director's office that is created by such an increase in the number of directors.

     Section 2. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election, but, unless such request is made, the election may be conducted in any manner approved at such meeting.

     At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

     Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

     Section 4. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

     Section 5. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.

     Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy

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on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

     Section 7. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders' meeting was held.

     Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or bylaw, from time to time, determine. The secretary shall give notice of each such resolution or bylaw to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

     Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, the president, any vice president, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

     Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each director may be reached for purposes of participation in the meeting as shown upon the secretary's records and states that the secretary must be notified if a director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

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    Section 11.  Compensation.  The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

     Section 12. Bylaws. For the government of its actions, the Board of Directors may adopt bylaws consistent with the Articles of Incorporation and these Regulations.


                                   ARTICLE III

                                   Committees

     Section 1. Executive Committee. The Board of Directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

     Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise

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provided by such rules or by such resolutions, the provisions of Section 10 of
Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

     Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committee as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with the law, as may be delegated to it by the Board of Directors. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as the Board of Directors may provide.


                                   ARTICLE IV

                                    Officers

     Section 1. General Provisions. The Board of Directors shall elect a president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The president, any vice president who succeeds to the office of the president, and the chairman of the board shall be, but the other officers need not be, chosen from among the members of the Board of Director. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

     Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.

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                                   ARTICLE V

                               Duties of Officers

     Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

     Section 2. President. The president shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of the chairman of the board, or if a chairman of the board shall not have been elected, he shall preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him.

     Section 3. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

     Section 4. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from to time be assigned to him by the Board of Directors or the president.

     Section 5. Treasurer. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar

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property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, looses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers, and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the president.

     Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe.

     The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

     Section 7. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.


                                   ARTICLE VI

                                 Indemnification

     Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, domestic or foreign, nonprofit or for-profit, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the

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Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. Such right shall include the right to be paid by the Corporation expenses, including attorney's fees, incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees (i) to repay all amounts so advanced if it should be proven by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interest of the Corporation, and
(ii) to reasonably cooperate with the Corporation concerning the proceeding.

     Section 2.  Right of Claimant to Bring Suit.

     (i) If a claim under Section I is not paid in full by the Corporation within thirty days after a written claim therefore has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defences to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

     (ii) Neither the failure of the Corporation (including its Board of Directors, Independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that that claimant has not met the applicable standard of conduct.

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     Section 3.  Contractual Rights; Applicability.  The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto
(i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     Section 4. Requested Service. Any director or officer of the Corporation serving, in any capacity, (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the Corporation.

     Section 5. Non-Exclusivity of Rights. The rights conferred on any person by Sections 1 and 2 shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Articles of Incorporation, Code of Regulations, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.


                                  ARTICLE VII

                            Certificates for Shares

     Section 1. Form and Execution. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates of shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed

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such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

     Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

     Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

     Section 4. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


                                  ARTICLE VIII

                                  Fiscal Year

     The fiscal year of the Corporation shall end on the last day of December in each year, or on such other date as may be fixed from time to time by the Board of Directors.

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                                   ARTICLE IX

                                      Seal

     The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by Board of Directors, duplicate seals may be provided and kept for the purposes f the Corporation.


                                    ARTICLE X

                                   Amendments

     This code of Regulations may be amended, or new regulations may be adopted, at any meeting of shareholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

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